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                                                                      EXHIBIT 21

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                                                                                         % of
                                                                                         Voting
                                                                                         Securities
                                                                                         Owned by
                                                                     PLACE OF            Immediate
NAME OF SUBSIDIARY                                                   ORGANIZATION        Parent
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
Baker Insurance Company                                              Illinois            100%
Borg-Warner Equities Corporation                                     Delaware            100%
     Borg-Warner Equities Corporation of California                  California          100%
     Borg-Warner Equities of Monterey, Inc.                          California          100%
     Borg-Warner Insurance Holding Corporation                       Delaware            100%
        Centaur Insurance Company                                    Illinois            100%
     NAL II, Ltd.                                                    Delaware            100%
Borg-Warner Government Services, Inc.                                Delaware            100%
Borg-Warner International Corporation                                Delaware            100%
Borg-Warner Protective Services Corporation                          Delaware            100%
     Borg-Warner Information Services, Inc.                          Delaware            100%
     Burns International Security Services, Inc.                     American Samoa      100%
     Burns Special Services, Inc.                                    Delaware            100%
     Wells Fargo Guard Services, Inc.                                Delaware            100%
     Wells Fargo Guard Service, Inc. of Florida                      Florida             100%
     Wells Fargo Special Services, Inc.                              Delaware            100%
BPS Financial Services, Inc.                                         Delaware            100%
BW-Canada Alarm (Wells Fargo) Corporation                            Delaware            100%
     Wells Fargo Alarm Services of Canada, Limited                   Ontario             100%
        Pony Express Residential Security Ltd.                       Ontario             100%
BW-Canadian Guard Corporation                                        Delaware            100%
     Burns International Security Services, Ltd. (Ontario)           Ontario             100%
        Les Services De Protection Burns International Ltee.         Quebec               97%
BW-Colombia Guard Corporation                                        Delaware            100%
     Newerco, Inc.                                                   Delaware            100%
        BII, Inc.                                                    Delaware            100%
          Seguridad Burns de Colombia, S.A.                          Colombia             99%
        The William J. Burns International Detective Agency, Inc.    Delaware            100%
BW-U.K. Guard Corporation                                            Delaware            100%
     Burns International Security Services, Ltd. (U.K.)              United Kingdom      100%
Globe Aviation Services Corporation                                  Delaware            100%
     Globe Airport Security Services, Inc.                           Delaware            100%
     Globe Aviation Services Corporation of Puerto Rico              Delaware            100%
     Globe Aviation Services of Canada, Limited                      Ontario             100%
Pony Express Delivery Services, Inc.                                 Delaware            100%
Wells Fargo Alarm Services, Inc.                                     Delaware            100%
     BW-Chemicals Corporation                                        Delaware            100%
Wells Fargo Armored Service Corporation                              Delaware            100%
Wells Fargo Pyro Technologies, Inc.                                  New Jersey          100%
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